Exhibit 10.3

Guarantee Agreement on Pledge of Right

Contract No.: 93202110410100101

Pledgor: Kunming Shenghuo Pharmaceutical (group) Co., Ltd.

Address: No.2 Jing You Road, Kunming National Economy and Technology Developing District

Legal Representative: Guihua Lan
Zip Code
Fax:	Tel:

Pledgee: Yunnan Fudian Bank Co., Ltd. (Fudian Bank), Kunming Hi-tech Development Zone Branch

Address: No.1-6, Block B   Hecheng Century Park, Kunming Hi-tech Development Zone

Person-in-Charge: Wei Lu
Zip code
Fax:	Tel:

Table Content

1. Representations and Warranties Made by the Pledgor
2. Category and Amounts of Guaranteed Creditor’s Principal Claim
3. Term for the Borrower to Fulfill Its Debts under the Master Contract
4. Scope of the Guaranty of Pledge
5. Pledged Right
6. Transfer of the Certificate for Pledged Right
7. Registration on Pledge
8. Enforcement of Pledged Right
9. Early Extinguishment of Debts or Put in Drawing
10. Pledgor’s Rights and Obligations
11. Pledgee’s Rights and Obligations
12. Liability for Breach of Agreement
13. Effect of the Agreement and Its Modification or Termination
14. Applicable Laws and Jurisdiction
15. Others
16. Supplementary

Pledgor ( Hereinafter referred to as Party A): Kunming Shenghuo Pharmaceutical (group) Co., Ltd.
Pledgee ( Hereinafter referred to as Party B): Yunnan Fudian Bank Co., Ltd. (Fudian Bank), Kunming Hi-tech Development Zone Branch

To ensure the performance of the Loan Contract (“Master Contract”) No. 932021104101001 and the enforcement of the creditor’s right by the pledgee, the pledgor agrees to provide the guaranty of pledge for the creditor’s right generated between the pledgee and the debtor under the Master Contract.  Party A and Party B, through their consultations,  have entered into the following agreement (“ Agreement”) pursuant to The Contract Law, The Security Law and other related laws and regulations of People’s Republic of China.

1. Pledge of Right

1.  The Pledgor disposes  its pledged right on the list in Section 14 of the Master Contract.
     (1)  for the related pledge right under the Contract  see the List of Pledged Right
     (2)   At the time of signing this Agreement,  the agreed upon value by both parties neither serves as the basis of evaluation by party B to dispose the pledged right, nor poses any restriction on Party B to exercise its right..

2.  Representations and Warranties Made by the Pledgor
    (1)  The pledgor has the full capability of civil conduct, possessing the pledged right completely, validly and legally or running a business under authorization of the state. The pledgor assures that there is no dispute over the pledged right under this Agreement and that it enjoys the right of ownership or disposal by law to the pledged right.
    (2)  The pledgor has a full understanding of the purpose of loan under the Master Contract; it’s of its own will to provide guaranty of pledge for the borrower under the Master Contract and all of its declaration of intention is genuine.
    (3) The right under this Agreement may be placed for pledge by law; the pledge that this Agreement is established for would not by limited for any excuse.
    (4) All the documents, materials, financial statements and vouches provided to the pledgee are accurate, genuine, complete and valid.

2. Scope of the Guaranty of Pledge
The guaranteed creditor’s principal claim under this Agreement consists of the released loan in amount of RMB 8 million and interest (both compound interest and penalty interest), liquidated damages, compensation, advance payment by the pledgee for related expenses and all expenditures on the pledgee’s enforcement of creditor’s right and pledge right, including but not limited to expenditures on litigation, arbitration, property preservation, traveling, execution, evaluation and auction, etc.

3. Duration Term of Pledged Right
The duration term will end two years after the statute of limitation for guaranteed creditor’s right expires.
The term for fulfilling the debts by the borrower under Master Contract dated from April 22, 2011 to April 21, 2012. Any change to the term will be subject to the Master Contract.

4. Independence of the Validity of This Agreement
This Agreement is independent from the Master Contract; the invalidity of Master Contract shall not affect the validity of this Agreement. Should the Master Contract be confirmed as invalid, the pledgor shall also bear the guaranty responsibility with pledged right for debts caused by return of property or compensation for damage.

5. Procedures on Pledge
5.1 Transfer and custody of the certificate of pledged right
The pledgor shall transfer the certificate of pledged right to the pledgee for possession before April 22, 2011. A receipt will be returned to the pledgor.
5.2 Registration and documentation of the pledged right
If a pledge registration or documentation is required by law, the pledgor shall have it done before April 22, 2011.
5.3 If a change of registration is needed for changed registered items, both parties shall go through the procedures within 15 days.
5.4 The pledgor shall be liable for expenses related to the above registration or change of registration.

6. Disposal of Pledged Right
The pledgor shall request for the pledgee’s written consent before it disposes the pledged right on duration term. And the pledgor agrees that the pledgee may handle the proceeds from disposal by following ways:
  a. To discharge or early discharge the principal and interest and relevant expenses under the Master Contract;
  b. To deposit it for fixed periods and have the deposit receipt pledged.
  c. To put in drawing to third person designated by the pledgee.
  d. The pledgor could dispose the proceeds at its will after it provides a new guaranty required by the pledgee.

7. Enforcement of Pledged Right
7.1 Should any of following conditions happen, the pledgee may dispose the collateral at reduced price or earn proceeds from auction of the collateral to compensate for the debts unpaid by the borrower under the Master Contract:
7.1.1 The pledgee is not repaid with the whole or part of the principal or interest under the Master Contract upon its expiration.
7.1.2 Other condition that the pledgee may take an early enforcement of the creditor’ right as agreed in the Master Contract.
7.2 The pledgor shall be cooperative when the pledgee disposes the pledged right as prescribed in this Agreement.

8. Early Extinguishment of Debts or Put in Drawing
8.1 Upon the pledgee’s consent, the pledgor may transfer or have authorized person transfer the patent right under this Agreement. The proceeds from transfer of paten right shall be used to make an early extinguishment of guaranteed debts or put in drawing to third party as agreed by both parties, and the expenses on drawing shall be born by the pledgor.

8.2  Party A can transfer the equity under this Agreement upon Party B’s approval.  The proceeds from transferring the shares shall pay off Party B’s secured debt in advance, or put into the escrow of a third party agreed by both parties.  Party A shall bear the fees related to the escrow.

8.3   Upon Party B’s approval, Party A can transfer  or  permit others to use trademark, patents, copyright under the provisions of this Agreement, but  party A shall use the transfer fees, license fees to pay off Party B’s secured debt in advance, or put into the escrow of a third party agreed by both parties.  Party A shall bear the fees related to the escrow.

9. Pledgor’s Rights and Obligations
9.1 Rights
9.1.1 After the extinguishment of all debts, the pledgor may request the pledgee to indemnify it for the loss or damage of collateral due to pledgee’s improper custody during the pledge period. If the debts were not fully extinguished, the amount of indemnity could be partially off set by the unfulfilled debts.
9.1.2 The pledgor bears no responsibility of guaranty when the borrower under Master Contract extinguished all the debts.
9.1.3 Should the debts under the Master Contract are fulfilled, or the pledgor take an early extinguishment of guaranteed creditor’s right, the pledgee shall return the collateral timely.
9.2 Obligations
9.2.1 The pledgor is required to inform the pledgee in written at least 30 days before making changes in business mechanism (such as, exercise contracting, leasing, jointing business, merging, separating, stock system reforming and jointing venture, etc ), scope of business, registered capital and stock ownership through the duration of pledged right.
9.2.2 The pledgor is required to inform the pledgee in written within 5 days when it is found being involved in disputes over serious economic issue or the ownership of pledged property, or facing bankruptcy, suspension of business, dissolving, suspension of business for regulation, forced revocation of business license, forced cancellation, or changing its place of residence, telephone number or legal representative.
9.2.3 The pledgor shall not grant, transfer or remortgage the collateral under this Contract through the duration of the pledged right.
9.2.4 The pledgor shall be liable for all expenses related to, including but not limited to, legal services, property insurance, evaluation, drawing, registration, transfer of ownership, custody and litigation.
9.2.5 The compensation for lost or damaged collateral is required to be deposited into the account designated by the pledgor for purpose of guarantying the performance of creditor’s principal claim.
9.2.6 Should the collateral bring damage to the pledgee or third person and this damage is not caused by the pledgee, then the pledgor shall be liable for indemnity.
9.2.7 The pledgor is obligated to inform and prevent the pledgee from damage when the pledged right could or already have damaged by any third party.
9.2.8 Should the pledgee transfer its creditor’s principal right to third party after this Agreement become effective, the pledgor’s obligation of guaranty remains effective.

10. Pledgee’s Rights and Obligations
10.1 Rights
10.1.1 Should the borrower fail to pay back the principal and interest and other expenses upon expiration of the Master Contract, the pledgee may dispose the collateral under this Agreement.
10.1.2 May dispose the pledged property early and have the priority to be indemnified with proceeds from disposal should any following event happen:
a. Terminate the Master Contract pursuant to agreed provisions or by rules of law.
b. Withdraw the loan ahead of schedule pursuant to other agreements as prescribed in the Master Contract, resulting in a failure in enforcing or fully enforcing the creditor’s right under the Master Contract.
C. May ask for the pledgor’s assistance to prevent the pledged right from damaging by any third party.
10.2 Obligations
10.2.1 Obligated to keep the collateral in proper custody.
10.2.2 Required to inform the pledgor immediately when transfers the creditor’s principal claim within the validity period of this Agreement.
10.2.3 Required to return the collateral to the pledgor soon after the pledgor extinguishes all debts under the Master Contract and this Agreement.
10.2.4 For the proceeds from disposal of the collateral under this Agreement, the pledgee is required to return rest of the proceeds to the pledgor after it extinguishes all the debts within the scope of guaranty of pledge under this Agreement.

11. Default and Its Resolution
11.1 The pledgee shall bear civil responsibility for loss or damage of certificate of rights due to improper custody through duration of the pledged right.
11.2 The pledgor shall be deemed as default for providing false representation and statement and shall be liable for any possible compensation.
11.3 After this Agreement become effective, both parties shall fully perform their obligations as prescribed in this Agreement. Any party fails in performing or fully performing the obligations hereunder shall be liable for default and any possible compensation.
11.4 Should the pledgor breach this Agreement through the duration of the pledged right, the pledge may ask the pledgor to redress the breach, to provide corresponding guaranty, to indemnify for damage and also may require an early disposal of the pledged right.
The pledgor agrees that the pledgee has the right to handle the proceeds from disposal of pledged right by following ways:
  a. To discharge or early discharge the principal and interest and relevant expenses under the Master Contract;
  b. To deposit it for fixed periods and have the deposit receipt pledged.
  c. To put in drawing to third person designated by the pledgee.
  d. The pledgor could dispose the proceeds at its will after it provided a new guaranty required by the pledgee.
11.5. Should this Agreement become invalid due to the pledgor’s malpractice, it shall indemnify for all damages happen to the pledgee within the scope of the guaranty of pledge.

12. Effect of the Agreement and Its Modification or Termination
12.1 This Agreement comes into force immediately after the date of executing by both parties or by their authorized agents and the delivery of collateral, or after the date of registration if required by law.
12.2 This Agreement remains valid till the date when the principal, interest, penalty interest, compound interest, liquidated damages and all the other payables are paid off.
12.3 Neither party shall modify the Agreement unilaterally or terminate the Agreement ahead of expired date after the Agreement become effective. Both parties shall reach a written consent  to modify or terminate this Agreement.

13. Others
13.1 The property right for pledge is the patent right No.2L00109992 possessed by Kunming Shenghuo Pharmaceutical (Group) Co., Ltd.
13.2 The patent is named as A Method of Synthetic Preparation of Dencichine for Treatment of Bleeding.

14. Resolution of Dispute

Any dispute occurring in the performing this Agreement should be settled through negotiation by both parties. If it fails, the dispute should be solved using the first method below:

1. File a law suit with People’s Court in pledgee’s domicile.
2. Submit  (this column is blank)  to arbitration committee (Place of arbitration is: _________). The arbitration shall be conducted in accordance with the arbitration rules effective as of the time of application. The arbitral award is final and has binding upon both parties.
During lawsuit or arbitration, clauses in this contract that are not in controversy shall still be performed.

15. List of Collateral Pledged with Personal Property

  Blank ( none)

16. Recital Clause

16.1 The pledgor has a clear knowledge of the business scope and authorization scope of the pledgee.
16.2 The pledgor has read all provisions of this Agreement. The pledgee has made explanations for corresponding provisions as per the requirement of the pledgor. The pledgor has already had a complete and accurate understanding to the meaning of all provisions under this Agreement as well as corresponding legal consequences.
16.3  The pledgor is entitled to execute this Agreement

This Agreement shall be executed in 3 original copies, one copy for each party of the pledgor, the pledgee and the debtor and each copy shall have the same legal force.

Pledgor: Kunming Shenghuo Pharmaceutical (group) Co., Ltd.
Legal Representative: Guihua Lan

Pledgee: Fudian Bank, Branch in Kunming Hi-tech Development Zone
Person-in-charge: Yongkang Zhao

Date: April 22, 2011